UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A/A
(Amendment No. 1)

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Gran Tierra Energy Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	98-0479924
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 900, 520 – 3 Avenue SW Calgary, Alberta, Canada	T2P 0R3
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001	NYSE MKT, Toronto Stock Exchange

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A is being filed in connection with the reincorporation from the State of Nevada to the State of Delaware (the “Reincorporation”) of Gran Tierra Energy Inc. (“we,” “us” or the “Company”), pursuant to a plan of conversion, dated October 31, 2016 (the “Plan of Conversion”). The Reincorporation was accomplished by the filing of (1) articles of conversion with the Nevada Secretary of State, and (2) a certificate of conversion and a certificate of incorporation (the “Certificate of Incorporation”) with the Delaware Secretary of State. Pursuant to the Plan of Conversion, the Company also adopted new bylaws (the “Bylaws”). The Company hereby amends the following items, exhibits or other portions of its Form 8-A filed on April 7, 2008 with the Securities and Exchange Commission (the “SEC”) regarding the description of common stock as set forth herein.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The Company hereby incorporates by reference the description of the Company’s common stock, par value $0.001 per share (“Common Stock”) contained in the section entitled “Proposal 4 – Approval of a change in Gran Tierra’s state of incorporation from the State of Nevada to the State of Delaware, pursuant to a plan of conversion” in the Company’s definitive proxy statement on Schedule 14A, as filed with the SEC on April 29, 2016 (the “Proxy Statement”), to the extent such description relates to the Common Stock of the Company.

Item 2. Exhibits

The following exhibits to this Registration Statement on Form 8-A/A are incorporated by reference from the documents specified, which have been filed with the SEC.

Exhibit No.	Description
2.1	Plan of Conversion, dated November 3, 2016 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 31, 2016).
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2016).
3.2	Bylaws (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2016).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 3, 2016

GRAN TIERRA ENERGY INC.

By:	/s/ David Hardy
David Hardy
V.P. Legal and General Counsel